As filed with the Securities and Exchange Commission on December 23, 1998. Registration No. 33-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                --------------

                             WATSON WYATT & COMPANY
             (Exact name of registrant as specified in its charter)
         Delaware                                        53-018291
(State or other Jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)
                       6707 Democracy Boulevard, Suite 800
                          Bethesda, Maryland 20817-1129
           (Address of principal executive office, including zip code)

                      The Watson Wyatt Stock Purchase Plan
                            (Full title of the plan)

                             Walter W. Bardenwerper
                  Vice President, General Counsel and Secretary
                             Watson Wyatt & Company
                       6707 Democracy Boulevard, Suite 800
                               Bethesda, MD 20817
                               (301) 581-4600
(Name, address, and telephone number, including area code, of agent for service)
                                ---------------

                         CALCULATION OF REGISTRATION FEE
======================== ---------------------- ------------------------ ----------------------- ===================
  Title of Securities        Amount to be          Proposed Maximum         Proposed Maximum         Amount of
   to be Registered           Registered            Offering Price         Aggregate Offering     Registration Fee
                                                       Per Share                 Price
======================== ====================== ======================== ======================= ===================
     Common Stock             1,700,000 1                $6.05                $10,285,000            $3,916.10
======================== ====================== ======================== ======================= ===================

Pursuant  to Rule  429  under  the  Securities  Act of 1933,  this  Registration
Statement also relates to the registrant's Form S-8 Registration  Statement (No.
33-317553) filed on December 10, 1996.

1 Registration fee is being paid for 1,700,000 shares currently being registered hereunder. A registration fee has previously been paid as to 3,700,000 shares, 1,319,009 shares of which this registration statement relates to pursuant to Rule 429 under the Securities Act of 1933. The amount of the filing fee previously paid associated with the securities being carried forward was $881.12.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Registrant's prior registration statement on Form S-8 (File No. 33-317553), filed on December 10, 1996, is hereby incorporated herein by this reference.

Item 5.  Interests of Named Experts and Counsel

The shares of Common Stock that may be held under the Plan will be original issuance shares. The legality of the shares of Common Stock of the Company will be passed upon for the Company by Walter W. Bardenwerper, Esq., General Counsel of the Company. Mr. Bardenwerper owns 100,436 shares of Common Stock and is eligible to purchase shares of Common Stock offered hereby.

Item 8.  Exhibits.

             Exhibit No.
             4             Restated Bylaws of the Company
             5             Opinion of Walter W. Bardenwerper, Esq.
             23(a)         Consent of PricewaterhouseCoopers LLP
             23(b)         Consent of Ernst & Young LLP
             23(c)         Consent of Walter W. Bardenwerper (included in
                           Exhibit No. 5)
             24            Powers of Attorney (see signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 23rd day of December, 1998.

                             WATSON WYATT & COMPANY

                                    By:     /s/ A.W. Smith, Jr.
                                    Name:   A. W. Smith, Jr.
                                    Title:  President & Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Watson Wyatt & Company whose signature follows constitutes and appoints Walter W. Bardenwerper as such person's true and lawful attorney-in-fact and agent, with full power of substitution and restitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 23, 1998 by the following persons in the capacities indicated.

Signature                       Title

/s/ A. W. Smith, Jr.
A. W. Smith, Jr.                Director; President & Chief Executive Officer

/s/ John J. Haley
John J. Haley                   Director; Vice President, President & Chief
                                Executive Officer-Elect

/s/ Carl D. Mautz
Carl D. Mautz                   Controller; Interim Chief Financial Officer
                                and   Principal   Accounting Officer

/s/ Thomas W. Barratt
Thomas W. Barratt               Director

/s/ Paula A. DeLisle
Paula A. DeLisle                Director

/s/ David B. Friend
David B. Friend                 Director

/s/ Ira T. Kay
Ira T. Kay                      Director

/s/ Brian E. Kennedy
Brian E. Kennedy                Director

/s/ Eric P. Lofgren
Eric P. Lofgren                 Director

/s/ Robert D. Masding
Robert D. Masding               Director

R. Michael McCullough           Director

/s/ Gail E. McKee
Gail E. McKee                   Director

/s/ Paul V. Mee
Paul V. Mee                     Director

/s/ John A. Steinbrunner
John A. Steinbrunner            Director

/s/ A. Grahame Stott
A. Grahame Stott                Director

                                  EXHIBIT INDEX


Exhibit No.                                                           Page No.

4        Restated Bylaws of the Company

5        Opinion of Walter W. Bardenwerper, Esq.

23(a)    Consent of PricewaterhouseCoopers LLP

23(b)    Consent of Ernst & Young LLP

23(c)    Consent of Walter W. Bardenwerper (included in Exhibit No. 5)    -

24       Powers of Attorney (see signature page)                          -